PURCHASE AGREEMENT

     This PURCHASE AGREEMENT is made as of this 21st day of March, 1996, by and between Aegis Auto Finance, Inc.
(the "Seller"), a Delaware corporation, and United Bank, having its principal place of business in New Orleans, Louisiana (the"Purchaser").

     WHEREAS, Seller has underwritten and purchased on an indirect basis, in the ordinary course of business certain motor vehicle retail installment sales contracts secured by new and used automobiles and light duty ("one ton capacity") trucks; and

     WHEREAS, Purchaser wishes to purchase from Seller, certain motor vehicle retail installment contracts
("Receivables" as herein defined) which Seller has underwritten and purchased on an indirect basis in the ordinary course of its business; and

     WHEREAS, Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables are to be sold by the Seller to the Purchaser.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


ARTICLE I

                            CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

"Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto. "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A. "Closing Date" shall mean the date on which the Receivables are purchased.

"Collections" shall mean all amounts collected by the Servicer on or with respect to the Receivables.

"Cut-Off Date" shall mean the 1st day of the month of March, 1996

"Dealer" shall mean a authorized new or used car dealer who has executed a Dealership Agreement with Aegis Auto
Finance, Inc.

"Distribution Date" shall mean, for the Collection
Period, the 20th day of the following month or, if such twentieth day is not a business day, the next succeeding business day.

"Obligor" shall have the meaning specified in the Servicing Agreement.

"Person" shall have the meaning specified in the Servicing Agreement.

"Purchaser" shall mean United Bank and Trust Company, its successors and assigns.

"Receivable" shall mean any retail installment sale contracts identified on Exhibit B hereto.

"Receivable Files" shall mean as to each individual
Receivable, the note, retail installment sales contract or other evidence of the Obligor's obligation to repay the Receivable, the document evidencing the security interest in the related financed vehicle, the original
Title or UCC financing statement indicating that the security interest granted by the Obligor has been perfected under applicable law, original instruments modifying the terms and conditions of the Receivables, original endorsements or assignments of such note or retail installment sales contract and security document, if any, credit report, notes of oral verification of employment and income, manufacturer's statement of origin, as to new financed vehicles, factory invoices and work orders setting forth the financed vehicle and equipment added thereto, as to used financed vehicles, the bill of sale and guaranty of title, and any evidence or notes of verification thereof, insurance policies, tax receipts, ledger sheets, payment records, insurance claim files and correspondence, current and historical computerized data files, all documentation with respect to any modifications, releases or accommodations or co-signing or guaranties, and such other additional documents relating to the Receivables which are commonly maintained in loan files of private institutional automobile loan investors or servicers.

"Repurchase Amount" shall mean for each repurchased
Receivable, that Receivable's outstanding principal balance plus any accrued and unpaid interest.

"Repurchase Event" shall have the meaning specified in
Section 7.02 hereof.

"Risk Default Insurer" shall mean Agricultural Excess and
Surplus Insurance Company, its successors and assigns.

"Risk Default Insurance Policy" or "Risk Default Policy" means the insurance policies listed on Exhibits E, F, and G issued by the Risk Default Insurer to the Seller.

"Schedule of Receivables" shall mean the list of Receivables annexed hereto as Exhibit B.

"Seller" shall mean Aegis Auto Finance, Inc., a Delaware corporation, its successors and assigns.

"Servicer" shall mean American Lenders Facilities, Inc.
its successors and assigns.

"Servicing Agreement" shall mean the Servicing Agreement by and among the Servicer, as servicer; and the Seller;
dated as of April 6, 1995.

"Servicing Fee" shall have the meaning specified in the Servicing Agreement.

"UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.


                                ARTICLE II

           PURCHASE AND SALE OF RECEIVABLES

2.01.     Purchase and Sale of Receivables. On the
Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other Trust Property relating thereto
(as defined in Section 2.01 (A) below).

     (A) Transfer of Receivables and Trust Property. On the Closing Date and simultaneously with the transactions pursuant to the Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of Seller's interest in:

           (i) all rights, title and interests of the Seller in and to the Receivables, and all monies due thereon, on and after the Cutoff Date, excepting for monies due the Seller relating to interest accrued between each Receivable's last paid to date and the Cutoff Date; and

          (ii) the security interest of the Seller in the Financed vehicles granted by the Obligors pursuant to the receivables; and

         (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit loss or disability insurance policies relating to the Financed vehicles or the Obligors; and

          (iv) the proceeds of any and all of the
foregoing. (All of the property identified in this subsection (A) shall constitute the "Trust Property").

     (B) Receivables Purchase Price. In consideration for the Receivables and Trust Property described in section
2.01 (a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. The
Receivables Purchase Price shall be equal to the sum of 112% of each Receivable's outstanding balance as of the Cutoff Date plus accrued interest at 11.57% from and including the Cut-Off Date to the Closing Date. The
Receivables Purchase Price shall be paid to the Seller in cash by federal wire transfer (same day) funds or, at the discretion of the Purchaser, by a thirty (30) day promissory note. If the Purchaser pays Seller by promissory note, Purchaser, notwithstanding anything else in this Agreement to the contrary, shall acquire the Receivables subject to a lien which shall be released upon full payment of the promissory note by the Purchaser.

2.02. The Closing. The sale and purchase of the Receivables shall take place on the Closing Date, simultaneously with the transfer to the Purchaser of the Receivables by Servicer.

2.03.    Reserve Account.

     (A) On the Closing Date, the Seller shall establish a Reserve Account in the name of the Purchaser (the
"Account") of 3% of the aggregate outstanding balance of the Receivables against which Purchaser shall be entitled to draw only to recover any repossession and storage costs and expenses such as out of pocket costs associated with repossession of automobiles which are not reimbursable under any claims it may file under policy numbers PAL001626, 001613 and 001632 issued by Agricultural Excess and Surplus Insurance Co., the insurer of the Receivables. The Account shall be the only recourse Purchaser shall have to Seller under Section
2.01(A) hereof After such time as each and every Receivable shall have been paid off in full, Seller shall be entitled to receive the entire balance, if any, including all interest earned thereon and remaining, which may remain in the Account.

     (B) Upon full payment of the Receivables Purchase
Price by the Purchaser to the Seller, Seller shall establish the Account by delivering good funds to the Purchaser, who shall deposit them into an interest bearing bank account on behalf of Seller and who shall administer the Account in accordance with Section 2.04(A) of this Agreement.

2.04.    Servicing of the Receivables

     (A) The Purchaser agrees that the Receivables will continue to be serviced by American Lenders Facilities, Inc., in accordance with those portions of the Servicing
Agreement (a copy of which is attached hereto and marked
Exhibit C) applicable to the Receivables. The Purchaser acknowledges and accepts that the Servicer will act as Custodian for the Receivables in accordance with the provisions of the Servicing Agreement relating thereto.
The Purchaser agrees to pay the Servicer a monthly
Servicing Fee calculated in accordance with Schedule A,
Section IV (the "Fee Schedule") of the Servicing
Agreement. The Servicing Fee is as follows: for all receivables with a remaining obligor loan balance greater than zero ($0.00) dollars as of the first day of the related remittance period, the Servicer receives a monthly servicing fee equal to one-twelfth of 1.85%
(annualized) of the outstanding remaining obligor loan balance or $10.00, whichever is greater.

     (B) The Servicer will establish a segregated
Collection Account in the name of the Purchaser (the
"Collection Account") into which it will wire all monies collected relating to the Receivables. On or prior to the 20th day of each month (or the next succeeding business day if the 20th is not a business day) the Servicer will provide the Purchaser with a Servicing Report (which shall be substantially in the form of Exhibit D) and shall include a detailed explanation of the monthly
Servicing Fee (the "Servicing Report"). The Servicer shall be permitted to withdraw the Servicing Fee from the Collection Account or retain monies that would otherwise be directed to the Purchaser's collection account until such Servicing Fee has been collected in full. If no monies remain in the Collection Account and the Servicer determines that the cash flow from the Receivables is insufficient to fully pay the Servicing Fee, the Servicer shall be entitled to withdraw the Servicing Fee directly from the Reserve Account. Such action shall not be performed without prior notification to the Seller and final notification to Purchaser to directly pay such fee.
Should such action be taken, the Servicer will then use all subsequent monies that would otherwise be directed to the Collection Account to reimburse the Reserve Account for such a withdrawal.

     (C) The Seller retains the rights to receive ongoing electronic transmissions from the Servicer relating to all Servicing activities regarding the Receivables. The
Seller shall also be entitled to receive a copy of the monthly Servicer report, which report will be substantially consistent with the sample Servicing Report appearing as Exhibit D of this document.


                                ARTICLE III

    REPRESENTATIONS AND WARRANTIES

3.01. Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

     (A) Organization. The Purchaser is duly organized and validly existing as a corporation in good standing under the laws of the State of Louisiana, and has all necessary and proper governmental and private authorizations to own and operate its property and conduct the business in which it is now engaged. The
Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material and adverse effect on the ability of the Purchaser to perform its obligations hereunder.

     (B) Due Authorization. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate action, and this Agreement is the valid, binding and enforceable obligation against the Purchaser in accordance to its terms.

     (C) Consents. Purchaser has obtained all necessary governmental and private authorizations, and made all governmental filings required under applicable law for the execution, delivery and performance by Purchaser of this Agreement and each exhibit referred to in this Agreement. Purchaser has obtained or has caused to be waived all consents which are required to be obtained in connection with the execution, delivery or performance of this Agreement under any instruments to which Purchaser is a party or by which it or any of its property is bound.

     (D) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Purchaser threatened, against the Purchaser or its properties or with respect to this Agreement, which, if adversely determined would, in the opinion of the Purchaser, have a material adverse effect on the transactions contemplated by this Agreement.

3.02.      Representations and Warranties of the Seller.

     (A) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing
Date the following:

        (i) Power and Authority.  The Seller:

        (a) has full power and authority to execute and deliver this Agreement and to carry out its terms; and

        (b) has full power and authority to sell and assign the property sold and assigned to the Purchaser;
and
        (c) has duly authorized such sale and assignment to the Purchaser by all necessary corporate action, and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action and is enforceable and valid in accordance with its terms.

          (ii) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms do not:

          (a) conflict with, result in the breach of any of the terms and provision of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument (other than this Agreement); and

          (b) violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller, or any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (iii) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties, asserting the invalidity of this Agreement or seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

          (iv) No Litigation. No litigation or
administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Seller threatened, against the Seller or its properties or with respect to this Agreement, which, if adversely determined would, in the opinion of the Seller, have a material adverse effect on the transactions contemplated by this Agreement.

     (B) Seller makes the following representations and warranties as the Receivable in which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser.

               (i) Characteristics of Receivables.
Each Receivable purchased by the Seller:

               (a) has been originated in the United
States of America by the Dealer for the retail sale of a financed vehicle in the ordinary course of such Dealer's business; has been fully and properly executed by the parties thereto, and if originated by a Dealer, has been purchased by the Seller from such Dealer or has been financed for such Dealer under an existing dealer agreement with the Seller, or has been purchased from a licensed originator and properly assigned to the Seller;
and
                (b) has created or creates a valid,
subsisting, and enforceable first priority security interest in favor of the Seller in the financed vehicle, which security interest shall be assigned by the Seller to the Purchaser; and

               (c) is covered by policy numbers PAL
001626, 001613 and 001632, issued by Agricultural Excess and Surplus; and

               (d) contains customary and enforceable
provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; and

                (e) is a simple interest installment
contract that provides for level monthly payments
(provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the amount financed by maturity and yield interest at the annual percentage rate.

               (ii) Schedule of Receivables. The
information set forth in Exhibit B to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Purchasers have been utilized in selecting the Receivables. All information regarding the Receivables made available to the Purchaser and its assigns is true and correct in all material aspects.

               (iii) Form of Receivables. Each of the
Receivables is substantially in the form of Exhibit H attached hereto.
               (iv) Compliance with Law. Each Receivable and the sale of the Financed vehicle complied at the time it was originated or made, and at the execution of this Agreement does comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Fair Credit Reporting
Act, the Federal Truth-in-Lending Act, the Equal Credit
Opportunity Act, the Fair Debt Collections Practices Act, the Federal Trade Commission Act, the Magnuson-Moss
Warranty Act, the Federal Reserve Board's Regulations B and Z, and other consumer credit laws and equal credit opportunity and disclosure laws.

               (v) Binding Obligation. Each Receivable
represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

               (vi)  No Government Obligor. No Receivable
is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America of any State.

               (vii) Security Interest in financed
vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable was secured by a validly perfected first security interest in the financed vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the financed vehicle in favor of the Seller as secured party.

               (viii) Receivables in Force. No Receivable has been satisfied subordinated or rescinded, nor has any financed vehicle been released from the lien granted by the related Receivable in whole or in part.

               (ix) No Waiver. No provision of a
Receivable has been waived.

               (x) No Amendments. No Receivable
has been amended such that the number of the Obligor's scheduled Payments have been increased.
               (xi) No Defenses. No right of rescission, set off, counterclaim or defense has been asserted or threatened with respect to any Receivable.

               (xii) No Liens. To the best of Seller's
knowledge, no liens or claims have been filed for work, labor or materials relating to a financed vehicle that would be liens prior to, or equal or coordinate with, the security interest in the financed vehicle granted by the Obligor pursuant to the Receivable.

               (xiii) No Default. Except for payment
defaults continuing for a period of not more than thirty
(30) days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with no lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen.

               (xiv) Insurance. The Seller, in accordance with its customary procedures, has required that each Obligor obtain, and has determined that each Obligor has obtained, physical damage insurance covering the financed vehicle prior to the Seller's purchase of the Receivable.

               (xv) Title. It is the intention of the
Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy law. No
Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser. Subject to those liens specified in section
2.01(b) of this Agreement, upon the transfer and assignment herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interest and rights of others and, immediately upon the transfer thereof, the Purchaser, subject to those liens specified in section
2.01(b) of this Agreement, will have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others;
and the security interest in the financed vehicle and related underlying collateral has been validly perfected under the UCC or other applicable law.

               (xvi) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable to the Seller or under this Agreement would be unlawful, void or voidable.

               (xvii) All Filings Made. All filings
(including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made.

               (xviii) One Original. There is only one
original executed copy of each Receivable.

               (xix) Maturity of Receivables. Each
Receivable has an original maturity of not more than 60 months; the weighted average remaining term of Receivables is anticipated at 48 months as of the Cutoff
Date.

               (xx) Monthly Payments. Each Receivable is a simple interest installment contract which provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) which fully amortize the amount financed over the original term. No
Receivable will be greater than thirty (30) Days delinquent as of the Cutoff Date prior to Closing.

               (xxi) Remaining Maturity. Each Receivable has a remaining maturity of 54 months or less as of the Cut-Off Date, and the latest scheduled maturity of any Receivable is no later than August 2, 2000

               (xxii) Bankruptcy Proceeding. No
Receivable as of the Cut-Off Date was noted in the Seller's records as a dischargeable debt under a bankruptcy proceeding.

               (xxiii) Chattel Paper. Each Receivable
constitutes "chattel paper" as defined in the UCC.

               (xxiv) Scheduled Payments. Each Receivable has a next scheduled due date on or prior to March 28, 1996 and no Receivable has a payment that is more than thirty (30) days overdue as of the Cutoff Date.

               (xxv) Outstanding Principal Balance. Each
Receivable has an outstanding balance of at least
$3,893.40


                                ARTICLE IV

                                CONDITIONS

4.01.      Conditions to Obligations of the Purchaser.
The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

          (A) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

          (B) Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its files that Receivables created in connection with the Receivables have been sold to the Purchaser pursuant to this Agreement and the Seller shall deliver to the Purchaser the Schedule of Receivables certified by the President, the Vice President, Secretary or the Treasurer of the Seller to be true, correct and complete.

          (C) Documents to be Delivered by the Seller at the Closing.

               (i) The Assignment. At the Closing, the
Seller will execute and deliver the Assignment. The
Assignment shall be substantially in the form of Exhibit
A hereto.

               (ii) Evidence of UCC filing. Upon payment of the Purchase Price in full by the Purchaser, the Seller shall record and file, at its own expense, a UCC-
1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, identifying the Receivables and the other Trust Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing
Date or promptly thereafter.

               (iii) Evidence of Insurance. Within
forty-five (45) days of the Closing Date, the Seller shall deliver manifests indicating that each Receivable is covered by Credit Loss Insurance under Agricultural
Excess and Surplus Insurance Co. policy nos. PAL 001626,
001613 and 001632 and Vendor's Single Interest Physical
Damage Insurance from Guaranty National Insurance
Company, under policy no. ZYG1500103. In addition, Seller will deliver to the Purchaser executed endorsements to these insurance policies naming the Purchaser as additionally insured for the Receivables indicated on said manifests.

               (iv) Other Documents. Such other documents as the Purchaser may reasonably request.

          (D) Other Transactions. The transactions contemplated by the Servicing Agreement shall be consummated on the Closing Date.

4.02. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

          (A) Representations and Warranties True. The warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

          (B) Receivables Purchase Price. At the Closing
Date, the Purchaser will deliver to the Seller the Receivables Purchase Price, as provided in Section 2.01
(b).




ARTICLE V

                          COVENANTS OF THE SELLER

The Seller agrees with the Purchaser as follows;
provided, however, that to the extent that any provision of this Article V conflicts with any provision of the Servicing Agreement, the Servicing Agreement shall govern:

5.01.      Protection of Right, Title and Interest.

          (A) Filings. The Seller shall cause all
financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the receivables, and the other Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchase hereunder to the Receivables and the other Trust Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section
5.01 (a).

5.02. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Servicing
Agreement, the Seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.02 shall terminated upon satisfaction of all Receivables sold to the Purchaser hereunder.

5.03. Principal Executive Office. The Seller has maintained, and from the date of this Agreement, shall maintain, its principal executive office in the state of New Jersey.

5.04. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

5.05.      Location of Receivable Files. The Receivable
Files, are to be kept at the location listed in Schedule
A hereto in accordance with Servicing Agreement.


                                ARTICLE VI

                              INDEMNIFICATION

6.01. Indemnification. The Seller shall indemnify the Purchaser for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein.
These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have and shall survive the sale, transfer and assignment of the Receivables to Purchaser.


                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

7.01 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity or any Receivable.

7.02. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser that the occurrence of a breach of any of the Seller's representations and warranties contained in
Section 3.02 (b) hereof with respect to a receivable shall Constitute an event obligating the Seller to repurchase such Receivable hereunder ("Repurchase
Events"), at the repurchase Amount from the Purchaser.
The repurchase obligation of the Seller shall constitute the sole remedy to the Purchaser against the Seller with respect to any Repurchase Event.

7.03.      Purchaser's Assignment of Repurchased
Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

7.04. Amendment. This Agreement may be amended by mutual agreement from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser.

7.05. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

7.06.      Notices. All communication and notices
pursuant hereto any party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by facsimile.

7.07. Representations. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date under Section 2.02 hereof

7.08. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivable, under the Servicing Agreement or as required by law.

7.09. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

7.10.      Governing Law. This Agreement and the
Assignment shall be governed by and construed in accordance with the internal laws of the State of New
Jersey.

7.11. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers there unto duly authorized as of the date and year first above written.


as Seller:  Aegis Auto Finance, Inc.
            525 Washington Blvd.
            Jersey City, NJ 07310

     By:

     Name:  Joseph F. Battiato,

    Title:  President



as Purchaser:  United Bank and Trust Company
          2714 Canal Street
          New Orleans, Louisiana  70119

          By:

     Name:  Marvin Beaulieu,
     Title:    President










Exhibit A                       ASSIGNMENT


     For value received, in accordance with the Purchase Agreement dated of March 21, 1996, by and between the Seller and United Bank and Trust
Company (the "Purchaser), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to
(i) the Receivables identified on the Receivables
Schedule attached as Exhibit B to the Purchase
Agreement and all moneys due thereon, on and after the Cut-Off Date; (ii) the security interest of the Seller in the Financed vehicles granted by the Obligors pursuant to the Receivables; (iii) the interest of the Seller in any proceeds from claims on any physical damage, credit life, credit loss or disability insurance policies relating to the financed vehicles or Obligors; and (iv) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Custodian Files
(as defined in the Servicing Agreement), Servicer
Files (as defined in the Servicing Agreement), any insurance policies or any agreement or instrument relating to any of them.

     This Agreement is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

     Capitalized terms used herein and not
otherwise defined shall have the meaning assigned to them in the Purchase Agreement.


     IN WITNESS WHEREOF, the undersigned has
caused this Assignment to be duly executed as of March 21, 1996.


By:
Name:  Joseph F, Battiato
Title:    President